UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2022

NOVATION COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22897	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9229 Ward Parkway, Suite 340, Kansas City, MO 64114

(Address of principal executive offices) (Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2022, David W. Pointer tendered his resignation as a member of the Board of Directors (the “Board”) of Novation Companies, Inc. (the "Company") effective March 31, 2022. Mr. Pointer, the former Chief Executive Officer of the Company, had served as a member of the Board since March 27, 2018. His decision was based on personal reasons and not a result of any disagreement between him and the Company on any matter relating to the Company’s operations, policies, personnel or practices.

On March 25, 2022, Mark Hampton tendered his resignation as Chief Executive Officer of Healthcare Staffing, Inc., the Company’s wholly owned subsidiary (“HCS”), effective as of March 31, 2022. Mr. Hampton served in his role as Chief Executive Officer of HCS since June 25, 2021.

On March 28, 2022, Carolyn K. Campbell tendered her resignation as Chief Financial Officer of the Company effective as of April 15, 2022. Ms. Campbell served in her role as Chief Financial Officer since August 9, 2017.

As previously reported on January 20, 2022, Michael Wyse, the Chief Restructuring Officer of the Company, is providing services to the Company through an engagement letter with Wyse Advisors LLC (“WALLC”) for an engagement fee of $20,000, 5% of the Gross Proceeds of HCS assets, inclusive of accounts receivable monetization, and 4% of the gross proceeds for the monetization of Novation assets and any other assets of the Company (the “Success Fee”).

On March 30, 2022, the Company amended the engagement letter to provide that WALLC shall receive a monthly fee of $30,000 to be credited against the Success Fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATION COMPANIES, INC.

Date: April 7, 2022	/s/ Michael Wyse
Name: Michael Wyse Title: Chief Restructuring Officer